ARMOUR RESIDENTIAL REIT, INC. ANNOUNCES
Q1 RESULTS AND MARCH 31, 2026 FINANCIAL POSITION

VERO BEACH, Florida -- April 22, 2026 -- ARMOUR Residential REIT, Inc. (NYSE: ARR and ARR PRC) (“ARMOUR” or the “Company”) today announced the Company's unaudited Q1 results and March 31, 2026 financial position.

Q1 2026 Results

◦GAAP net loss related to common stockholders of $(58.0) million or $(0.49) per common share.
◦Net interest income of $70.7 million.
◦Distributable Earnings available to common stockholders of $90.5 million, which represents $0.76 per common share (see explanation of this non-GAAP measure on page 5).
◦Average interest income on interest earning assets of 4.88% and interest cost on average interest bearing liabilities of 3.84%.
◦Economic interest income was 4.82% less economic interest expense of 2.98% for an economic net interest spread of 1.84% (see explanation of this non-GAAP measure on page 7).
◦Raised $215.3 million of capital by issuing 11,820,056 shares of common stock through an at the market offering program.
◦Raised $6.4 million of capital by issuing 306,823 shares of preferred stock through an at the market offering program.
◦Repurchased 125,000 shares of common stock under the Company's common stock repurchase authorization.
◦Paid common stock dividends of $0.24 per share per month, or $0.72 per share for Q1.
March 31, 2026 Financial Position

◦Book value per common share of $17.42, down (6.5)% compared to $18.63 at December 31, 2025.
◦Q1 2026 total economic return was (2.6)%, which is change in book value for the period plus common dividends paid for the quarter.
◦Liquidity, including cash and unencumbered securities, of $1.1 billion.
◦Portfolio totaled $21.1 billion, comprised of 92.5% Agency mortgage-backed securities ("MBS") and 4.7% U.S. Treasury Securities and 2.8% of To Be Announced ("TBA") securities.
◦Repurchase agreements, net totaled $18.5 billion; 43.4% were with ARMOUR affiliate BUCKLER Securities LLC.
◦Debt to equity ratio of 7.90:1 (based on repurchase agreements divided by total stockholders’ equity). Implied leverage, including TBA Securities and forward settling sales and unsettled purchases was 8.21:1.
◦Interest Rate swap contracts totaled $12.9 billion of notional amount.
Management's Remarks

"Notwithstanding the market turbulence and MBS volatility due to geopolitical events experienced in the latter portion of the first quarter of the year the Company delivered solid results for the first quarter of 2026, with total economic return of (2.6)%," said Scott Ulm, the Company's Chief Executive Officer. "Our approach remains to grow and deploy capital thoughtfully during spread dislocations, maintain robust liquidity, and dynamically adjust hedges for disciplined risk management. We continue to prioritize maintaining common share dividends appropriate for the intermediate term rather than focusing on short-term market fluctuations. We are confident in our positioning, strategy, and ability to deliver value for shareholders."
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ARMOUR Residential REIT, Inc. Announces Q1 Results and March 31, 2026 Financial Position             Page 2
April 22, 2026
Company Update, April 20, 2026

◦Common stock outstanding of 124,046,116 shares.
◦Liquidity, including cash and unencumbered securities, exceeded $943 million, this excludes MBS principal and interest receivable due in April 2026 which totaled $380.5 million.
◦Securities portfolio included approximately $21.5 billion of Agency MBS (including TBA Securities) and U.S. Treasury Securities.
◦Through April 14, 2026 we raised approximately $7.2 million of capital by issuing 416,409 shares of common stock and $0.2 million of capital by issuing 8,603 shares of preferred stock through at the market offering programs.
◦Debt to equity ratio (based on repurchase agreements divided by total stockholders' equity) was 8.06 to 1; Implied leverage, including TBA Securities and forward settling sales and unsettled purchases was 8.27 to 1.
Book value per common share consisted of:

	March 31, 2026	December 31, 2025
Stockholders' Equity	(in millions except per share)
Common stock, at par value - 123,629,707 and 111,915,020 shares outstanding, respectively	$0.1	$0.1
Additional paid-in capital	5,666.4	5,446.2
Cumulative distributions to stockholders	(2,756.5)	(2,667.1)
Accumulated net loss	(573.0)	(518.2)
Total Stockholders' Equity	$2,337.0	$2,261.0
Less: liquidation preference - 7.00% Cumulative Redeemable Preferred C Stock - 7,354,655 and 7,047,832 shares outstanding	(183.9)	(176.2)
Equity Attributable to Common Stockholders	$2,153.1	$2,084.8
Book value per common share	$17.42	$18.63

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ARMOUR Residential REIT, Inc. Announces Q1 Results and March 31, 2026 Financial Position             Page 3
April 22, 2026
The major drivers of the change in the Company's financial position were:

	Q1 2026	Q4 2025
	(in millions)
Total Stockholders' Equity – Beginning	$2,261.0	$2,128.8
Income
Investment in securities:
Gain (Loss) on MBS	$(182.6)	$112.9
Loss on U.S. Treasury Securities	(10.6)	(0.4)
Gain (Loss) on TBA Securities	(7.1)	0.2
Gain on interest rate swaps	71.3	48.5
Gain on futures contracts	18.8	14.1
Net Interest Income	70.7	50.4
Total Expenses (1)	(15.3)	(14.0)
Net Income (Loss)	$(54.8)	$211.7
Preferred stock dividends	(3.2)	(3.0)
Common stock dividends	(86.3)	(80.8)
Capital Activities
Issuance of Preferred stock	6.4	3.8
Issuance of common stock	215.9	0.5
Common shares repurchased	(2.0)	—
Total Stockholders' Equity – Ending	$2,337.0	$2,261.0
__________________________________
(1)The Company’s external manager waived a portion of its contractual management fee at the rate of $1.65 million for Q4 2025.

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ARMOUR Residential REIT, Inc. Announces Q1 Results and March 31, 2026 Financial Position             Page 4
April 22, 2026
Condensed Balance Sheet (unaudited)

	March 31, 2026	December 31, 2025
	(in millions)
Assets
Cash and cash equivalents	$66.5	$63.3
Cash collateral posted to counterparties	147.7	226.7
Agency Securities, at fair value	19,497.6	19,417.6
U.S. Treasury Securities, at fair value	989.5	598.1
Derivatives, at fair value	661.0	611.5
Accrued interest receivable	88.6	86.2
Prepaid and other	3.7	1.7
Total Assets	$21,454.6	$21,005.1

Liabilities
Repurchase agreements, net	$18,463.8	$17,941.8
Cash collateral posted by counterparties	401.2	419.4
Payable for unsettled purchases	148.2	302.1
Derivatives, at fair value	14.5	19.3
Accrued interest payable- repurchase agreements	83.5	59.3
Accounts payable and other accrued expenses	6.4	2.2
Total Liabilities	$19,117.6	$18,744.1

Stockholders’ Equity
7.00% Cumulative Redeemable Preferred C Stock ($0.001 par value per share, $25.00 per share liquidation preference)	$—	$—
Common stock ($0.001 par value per share)	0.1	0.1
Additional paid-in capital	5,666.4	5,446.2
Cumulative distributions to stockholders	(2,756.5)	(2,667.1)
Accumulated net loss	(573.0)	(518.2)
Total Stockholders’ Equity	2,337.0	2,261.0
Total Liabilities and Stockholders’ Equity	$21,454.6	$21,005.1

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ARMOUR Residential REIT, Inc. Announces Q1 Results and March 31, 2026 Financial Position             Page 5
April 22, 2026
Non-GAAP Financial Measures

Distributable Earnings
Distributable Earnings is a non-GAAP measure defined as net interest income plus TBA Drop Income adjusted for the net coupon effect of interest rate swaps and futures contracts minus net operating expenses. Distributable Earnings is based on the historical cost basis of our Agency Securities, interest rate swaps and futures contracts. Distributable Earnings differs, potentially significantly, from net interest income and from net income (loss) (which includes realized gains and losses and market value adjustments).
For a portion of its Agency Securities the Company may enter into TBA forward contracts for the purchase or sale of Agency Securities at a predetermined price, face amount, issuer, coupon and stated maturity on an agreed-upon future date, but the particular Agency Securities to be delivered are not identified until shortly before the TBA settlement date. The Company accounts for TBA Agency Securities as derivative instruments if it is reasonably possible that it will not take or make physical delivery of the Agency Securities upon settlement of the contract. The Company may choose, prior to settlement, to move the settlement of these securities out to a later date by entering into an offsetting short or long position (referred to as a “pair off”), net settling the paired off positions for cash, and simultaneously purchasing or selling a similar TBA Agency Security for a later settlement date. This transaction is commonly referred to as a “dollar roll.” The Company accounts for TBA dollar roll transactions as a series of derivative transactions.
Forward settling TBA contracts typically trade at a discount, or “Drop,” to the regular settled TBA contract to reflect the expected interest income on the underlying deliverable Agency Securities, net of an implied financing cost, which would have been earned by the buyer if the contract settled on the next regular settlement date. When the Company enters into TBA contracts to buy Agency Securities for forward settlement, it earns this “TBA Drop Income,” because the TBA contract is essentially equivalent to a leveraged investment in the underlying Agency Securities. The amount of TBA Drop Income is calculated as the difference between the spot price of similar TBA contracts for regular settlement and the forward settlement price on the trade date. The Company generally accounts for TBA contracts as derivatives and TBA Drop Income is included as part of the periodic changes in fair value of the TBA contracts that the Company recognizes currently in the Other Income (Loss) section of its Consolidated Statement of Operations.

Distributable Earnings and Distributable Earnings per common share
The Company believes that Distributable Earnings and Distributable Earnings per common share may be useful to investors because our Board of Directors may consider Distributable Earnings and Distributable Earnings per common share as part of its deliberations when determining the level of dividends on our common stock. Distributable Earnings and Distributable Earnings per common share tend to be more stable over time and this practice is designed to increase the stability of our common stock dividend from month to month. However, because Distributable Earnings is an incomplete measure of the Company’s financial performance and involves significant differences from net interest income and net income (loss) computed in accordance with GAAP, Distributable Earnings should be considered as supplementary to, and not as a substitute for, the Company’s net interest income and net income (loss) computed in accordance with GAAP as a measure of certain aspects of the Company’s financial performance.

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ARMOUR Residential REIT, Inc. Announces Q1 Results and March 31, 2026 Financial Position             Page 6
April 22, 2026
The below table shows the reconciliation of the elements of Distributable Earnings and Distributable Earnings per common share to the Company’s Net Interest Income, Net Income and Net Income per common share.

	Q1 2026	Q4 2025
	($ in millions except, share and per share)
Net Interest Income	$70.7	$50.4
TBA Drop and interest margin income	0.8	—
Net interest income on interest rate swaps	35.7	44.5
Net interest income on futures contracts	1.8	1.9
Total Expenses after fees waived	(15.3)	(14.0)
Distributable Earnings	$93.7	$82.8
Dividends on Preferred Stock	(3.2)	(3.0)
Distributable Earnings available to common stockholders	$90.5	$79.8
Distributable Earnings per common share	$0.76	$0.71

Net Income (Loss)	$(54.8)	$211.7
Items Excluded from Distributable Earnings:
(Gain) Loss on MBS	182.6	(112.9)
Loss on U.S. Treasury Securities	10.6	0.4
(Gain) Loss on TBA Securities, less TBA Drop Income	7.9	(0.2)
(Gain) on futures contracts	(17.0)	(12.2)
Gain on interest rate swaps	(35.6)	(4.0)
Total items excluded	$148.5	$(128.9)
Distributable Earnings	$93.7	$82.8
Dividends on Preferred Stock	(3.2)	(3.0)
Distributable Earnings available to common stockholders	$90.5	$79.8
Distributable Earnings per common share	$0.76	$0.71

Net Income (Loss)	$(54.8)	$211.7
Dividends on Preferred Stock	(3.2)	(3.0)
Net Income (Loss) available (related) to common stockholders	$(58.0)	$208.7
Net Income (Loss) per common share	$(0.49)	$1.86
Weighted average common shares outstanding	119,578,741	112,243,115
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ARMOUR Residential REIT, Inc. Announces Q1 Results and March 31, 2026 Financial Position             Page 7
April 22, 2026
Economic Interest Income, Economic Interest Expense, Economic Net Interest Income/Net Interest Spread and Economic Net Yield on Interest Earning Assets
The Company believes that these non-GAAP measures, which include the effects of TBA drop income and net interest income (expense) on interest rate swaps and futures contracts, may be useful to investors because they reflect items that we consider in the management of the Company’s investment portfolio and related funding. The Company believes that the inclusion in economic net interest income of interest rate swaps and futures contracts, which are recognized under GAAP in gain/loss on derivative instruments, is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and their inclusion is more indicative of the Company’s total cost of funds than interest expense alone. It does not include all interest earning assets and interest bearing liabilities, such as cash collateral posted by counterparties. Accordingly, it is not a substitute for net interest income or net income (loss) determined in accordance with GAAP and should be considered as supplementary to such GAAP measures as a measure of certain aspects of the Company’s financial performance.

	Q1 2026			Q4 2025
	(in millions)			(in millions)
	Income (Expense)	Average Balance	Average Rate	Income (Expense)	Average Balance	Average Rate
Interest Bearing Assets:
Agency Securities, Net of Amortization	$242.0	$19,497.7	4.97%	$232.1	$18,522.9	5.01%
Cash Equivalents & Treasury Securities	7.2	918.8	3.12%	4.4	495.0	3.52%
Total Interest Income/Average Interest Earning Assets	249.2	20,416.5	4.88%	236.5	19,018.0	4.97%
TBA drop income (loss)/Implied Average TBA Securities	0.8	326.7	0.98%	—	—	—%
Economic interest income	$250.0	$20,743.2	4.82%	$236.5	$19,018.0	4.97%

Interest Bearing Liabilities:
Repurchase Agreements	$(178.5)	$18,579.0	(3.84)%	$(186.1)	$17,449.4	(4.27)%
Total Interest Expense/Average Interest Bearing Liabilities	(178.5)	18,579.0	(3.84)%	(186.1)	17,449.4	(4.27)%
Implied Average TBA Funding Positions	—	321.0	—%	—	—	—%
Net interest income (expense) on interest rate swaps	35.7	—	0.77%	44.5	—	1.02%
Net interest income (expense) on futures contracts	1.8	—	0.04%	1.9	—	0.04%
Economic interest expense	$(141.0)	$18,900.0	(2.98)%	$(139.7)	$17,449.4	(3.20)%
Economic net interest income/net interest spread	$109.0		1.84%	$96.8		1.77%
Economic net yield on interest earning assets			2.10%			2.04%

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ARMOUR Residential REIT, Inc. Announces Q1 Results and March 31, 2026 Financial Position             Page 8
April 22, 2026
Conference Call

As previously announced, the Company will provide an online, real-time webcast of its conference call with equity analysts covering Q1 2026 operating results on Thursday, April 23, 2026, at 9:00 a.m. (Eastern Time). The live broadcast will be available online and can be accessed at https://event.choruscall.com/mediaframe/webcast.html?webcastid=CdUUe5Qw. To monitor the live webcast, please visit the website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software. An online replay of the event will be available on the Company’s website at www.armourreit.com and continue for one year.

Dividends

ARMOUR paid monthly cash dividends of $0.24 per share of the Company’s common stock for each month in Q1 2026. On April 29, 2026, a cash dividend of $0.24 per outstanding common share will be paid to holders of record on April 15, 2026. We have also declared a cash dividend of $0.24 per outstanding common share payable May 28, 2026 to holders of record on May 15, 2026. ARMOUR’s Board of Directors will determine future common dividend rates based on an evaluation of the Company’s results, financial position, real estate investment trust (“REIT”) tax requirements, and overall market conditions as the quarter progresses. In order to maintain ARMOUR’s tax status as a REIT, the Company is required to timely distribute substantially all of its ordinary REIT taxable income for the tax year.
ARMOUR paid monthly cash dividends of $0.14583 per share of the Company’s Series C Preferred Stock for each month in Q1 2026. On April 27, 2026, a cash dividend of $0.14583 per outstanding share of Series C Preferred Stock will be paid to holders of record on April 15, 2026. We have also declared cash dividends of $0.14583 per outstanding share of Series C Preferred Stock payable May 27, 2026 and June 29, 2026, to holders of record on May 15, 2026 and June 15, 2026, respectively.

ARMOUR Residential REIT, Inc.

ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises or guaranteed by the Government National Mortgage Association. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).

Safe Harbor

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based, except as required by law.

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ARMOUR Residential REIT, Inc. Announces Q1 Results and March 31, 2026 Financial Position             Page 9
April 22, 2026

Additional Information

Investors, security holders and other interested persons may find ARMOUR's most recent Company Update and additional information regarding the Company at the SEC’s internet site at www.sec.gov, or the Company website at www.armourreit.com or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Contact

Gordon M. Harper, Chief Financial Officer, ARR, (772) 617-4340, investor@armourreit.com
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